                         CONSENT OF INDEPENDENT AUDITORS

         I consent to the use of this Registration Statement on Form SB-2 of NewTech Brake Corp. of my report dated May 15, 2003, appearing in the Prospectus which is part of this Registration Statement.


                                  By:  /s/ Mark Cohen
                                       ---------------------------
                                       Mark Cohen C.P.A.


Hollywood, Florida
January 9, 2004